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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                         FORM 8-K


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):
               August 30, 1996



                   MEDICAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



     Delaware             0-20440             13-3584552
   (State or other       (Commission            (I.R.S.Employer
   jurisdiction)          File Number)         Identification No.)


155 State Street, Hackensack, New Jersey   07601
(Address of principal executive offices)   (Zip Code)


  Registrant's telephone number, including area code (201) 488-6230


                        N/A

(Former name and former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

     On August 30, 1996, at a special meeting of stockholders of Medical Resources, Inc. , a Delaware corporation (the "Registrant"), the stockholders of the Registrant approved the merger (the "Merger") of NMR of America, Inc., a Delaware corporation ("NMR") with and into MRI Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Subsidiary"), pursuant to an Agreement and Plan of Merger dated as of May 20, 1996, by and among the Registrant, Subsidiary and NMR. On the same day, the shareholders of NMR also approved the Merger. The closing of the Merger and the Merger became effective on August 30, 1996.

     As a result of the Merger, NMR became a wholly-owned subsidiary of the Registrant and each outstanding share of NMR
Common Stock, par value $.01 per share, was converted into 0.6875 of a share of the Registrant's Common Stock, par value $.01 per share.

     Reference is made to the information contained under the heading "The Merger" in the Joint Proxy Statement/Prospectus which is incorporated herein by reference, forming a part of the Registration Statement on Form S-4 (Registration No. 333-09155) of the Registrant for a further description of the Merger.

Item 5. Other Events

     Medical Resources, Inc. (the "Company") adopted a shareholder rights plan (the "Rights Plan") on September 5, 1996. Pursuant to the Rights Plan, holders of the Company's common stock received a distribution of one right to purchase one ten thousandth of a share of Series C Junior Participating Preferred Stock for each share of common stock owned. The rights will generally become exercisable ten days after a person or group acquires 15% of the Company's outstanding voting securities or ten business days after a person or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 15% of any such securities. Ten days after a person acquires 15% or more of the Company's outstanding voting securities (unless this time period is extended by the board of directors) each right would, subject to certain adjustments and alternatives, entitle the rightholder to purchase common stock of the Company or the acquiring company having a market value of twice the $24.00 exercise price of the right (except that the acquiring person or group and other related holders would not be able to purchase common stock of the company on these terms). The rights are nonvoting, expire in 2006 and may be redeemed by the Company at a price of $.001 per right at any time prior to the tenth day after an individual or group acquired 15% of the Company's voting stock, unless extended. Additional details are set forth in the Rights Plan incorporated by reference herein.


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Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements

     The consolidated balance sheets of NMR as of March 31, 1995 and 1996 and the consolidated statements of income, cash flows and stockholders' equity for the three years ending March 31, 1996, are incorporated herein by reference to the Financial Statements of the Annual Report on Form 10-KSB of NMR for the fiscal year ended March 31, 1996.

(c)       Exhibits

The Registrant hereby incorporates by reference (except for Exhibit Number 99(a) attached hereto) the following list of exhibits:


Ex. No.     Description

2(a) Agreement and Plan of Merger dated May 20, 1996, by and among the Registrant, MRI Sub, Inc. and NMR of
          America, Inc. (incorporated by reference to Exhibit A of the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of the Registrant Registration No. 333-09155).

4(a)      Rights Agreement (incorporated by reference to Exhibit
          1 of the Registration Statement on Form 8-A of the Registrant, filed with the Securities and Exchange
          Commission on September 12, 1996).

21(a) Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of the Registrant
          (Registration No. 333-09155).

99(a)     Press Release issued September 3, 1996.


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     SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     MEDICAL RESOURCES, INC.



     By:/s/ Stephen M. Davis
     Name:   Stephen M. Davis
     Title:  Secretary


Dated:  September 13, 1996


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<ex. 99(a)>
MEDICAL
RESOURCES INC.

     Press Release

MEDICAL RESOURCES, INC. ANNOUNCES
CLOSING OF MERGER WITH NMR OF AMERICA, INC.

Hackensack, New Jersey, September 3, 1996 - Medical Resources, Inc. (NASDAQ:MRII) announced today that on Friday, August 30, 1996, NMR of America, Inc. was merged with and into a wholly-owned subsidiary of Medical Resources. At that time, each issued and outstanding share of common stock of NMR was converted into
0.6875 of a share of common stock of Medical Resources. For all fractional shares, stockholders of NMR will receive a proportionate cash payment at the rate of $5.67 per whole share of NMR common stock.

As a result of the merger, Medical Resources has acquired NMR's interest in 18 outpatient imaging centers located in Florida (4), New Jersey (3), Illinois (7), Maryland (2) and Pennsylvania (2), through which it was engaged in installing, managing and providing diagnostic imaging services to physicians and hospitals.

Gary N. Siegler, Chairman of the Board of Directors of Medical Resources, Inc., stated, "We view the closing of the acquisition of NMR of America as a key event in the growth and expansion of Medical Resources. We are excited about the prospects of the combined company and look forward to achieving our goal of creating the nation's premier diagnostic imaging network."

Medical Resources specializes in the operation and acquisition of diagnostic imaging centers and management of the associated physicians' practices. The Company currently provides services to physicians through 37 imaging centers in Florida (12), New Jersey (8), Illinois (7), New York (6), Maryland (2) and Pennsylvania (2) and network management services to managed care providers in these regions. Through its subsidiary StarMed Staffing, the Company provides healthcare supplemental staffing to acute and sub-acute care facilities nationwide.

Contact:William D. Farrell          Lee Skoblow
     Co-President and            President
     Chief Operating Officer     Liaison Consulting Group
     Medical Resources, Inc.     (516) 466-7723
     (201) 488-6230

158 State Street, Hackensack, NJ 07601  201-488-8230
2701 N. Rocky Point Drive, Suite 650, Tampa, Fl. 33807
        800-782-7633 Fax 813-281-8766
81184